UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2021

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34691	55-0886410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3 Allied Drive, Suite 155 Dedham, MA	02026
(Address of principal executive offices)	(Zip Code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which registered
Common Shares, no par value, and the associated Rights to Purchase Common Shares	AT	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On May 14, 2021, Atlantic Power Corporation (“Atlantic Power” or the “Company”) announced the closing (“Closing”) of its previously announced transaction with affiliates (the “Purchasers”) of infrastructure funds managed by I Squared Capital Advisors (US) LLC (the “Transaction”), pursuant to its previously announced arrangement agreement dated January 14, 2021 (as amended on April 1, 2021 and April 29, 2021, the “Arrangement Agreement”). Pursuant to the terms of the Transaction, among other things, Purchasers acquired all the outstanding common shares of the Company (the “Common Shares”) on May 14, 2021. All associated rights to purchase Common Shares were cancelled.

Item 1.02.	Termination of a Material Definitive Agreement.

On May 14, 2021, in connection with the closing of the Transaction (the “Closing”), APLP Holdings Limited Partnership, a wholly owned subsidiary of the Company, repaid in full all outstanding amounts due under the Credit and Guaranty Agreement, as amended, among APLP Holdings Limited Partnership, Atlantic Power GP II Inc., Atlantic Power, and Goldman Sachs Lending Partners LLC, acting as Administrative Agent.

Item 2.01	Completion of Acquisition or Disposition of Assets

On May 14, 2021, in connection with the Closing:

•	All of the Common Shares were acquired for US$3.03 in cash per Common Share (less applicable withholdings);

•	All of the preferred shares of Atlantic Power Preferred Equity Ltd. (“APPEL”, a wholly owned subsidiary of the Company) were acquired for C$22.00 in cash per preferred share (less applicable withholdings);

•	Atlantic Power Limited Partnership’s 5.95% medium term notes due June 23, 2036 (“MTNs”) were redeemed for consideration equal to 106.071% of the principal amount of MTNs outstanding, plus accrued and unpaid interest on the MTNs up to, but excluding, the closing date of the Transaction. Holders of MTNs that delivered a written consent to the previously disclosed amendments to the trust indenture governing the MTNs prior to 5:00 p.m. (Toronto time) on March 16, 2021 also received a consent fee equal to 0.25% of the principal amount of MTNs held by such holders;

•	Atlantic Power’s 6.00% Series E Convertible Unsecured Subordinated Debentures due January 31, 2025 (the “Convertible Debentures”) have been defeased effective as of Closing. As previously announced, holders of Convertible Debentures that converted their Convertible Debentures during the period beginning on April 30, 2021 and ending at 4:00 p.m. (Toronto time) on May 11, 2021 (the “Conversion Deadline”) participated in the Transaction as holders of underlying Common Shares and received US$3.03 per underlying Common Share (including Common Shares issuable on account of the Make Whole Premium (as defined in the trust indenture governing the Convertible Debentures)), together with accrued interest paid in Canadian dollars up to, but excluding, the date of conversion. All Convertible Debentures that were not converted prior to the Conversion Deadline were defeased (the “Defeasance”). Notwithstanding the Defeasance, any holder of Convertible Debentures who converts their Convertible Debentures during the period beginning May 14, 2021 and ending at 5:00 p.m. (Toronto time) on June 14, 2021 (the “Make Whole Conversion Period”), will also be entitled to receive the Make Whole Premium. The Convertible Debentures are no longer convertible into Common Shares and holders are entitled to receive C$3.72 in lieu of each Common Share previously issuable on a conversion (including any Common Shares otherwise issuable on account of the Make Whole Premium if converted within the Make Whole Conversion Period). Any Convertible Debentures which remain outstanding following the expiry of the Make Whole Conversion Period will continue to receive interest at a rate of 6.00% per annum, payable semi-annually in arrears up to but excluding, and the repayment of principal upon, the anticipated date of redemption of the Convertible Debentures at par on January 31, 2023. Any such redemption will be confirmed pursuant to a notice of redemption under the terms of the relevant indenture;

•	All outstanding awards of deferred share units issued under the Company’s Deferred Share Unit Plan effective April 24, 2007 (“DSUs”) (including any DSUs that are credited to the non-employee directors in respect of the completed portion of the quarter during which the Closing occurred) were cancelled and each non-employee director is entitled to receive a cash payment from the Company equal to US$3.03 per Common Share subject to his or her DSU awards, without interest and less any applicable withholding taxes;

•	All outstanding awards of time-based notional shares of the Company issued under the Company’s Long-Term Incentive Plan (“TSUs”) subject to vesting conditions vested in full and all vested TSUs were cancelled. Each holder of vested TSUs is entitled to receive a cash payment from the Company equal to US$3.03 per Common Share subject to his or her TSU awards, without interest and less any applicable withholding taxes; and

•	The performance-based notional shares issued under the Transition Equity Grant Participation Agreement dated January 22, 2015 between James J. Moore and Atlantic Power Services, LLC, as amended pursuant to that certain Amendment to Transition Equity Grant Participation Agreement dated January 23, 2019 between James J. Moore and Atlantic Power Services, LLC (“Transition Units”), vested in full and were cancelled and Mr. Moore is entitled to receive a cash payment from the Company equal to US$3.03 for each Common Share underlying the outstanding Transition Units, without interest and less any applicable withholding taxes.

The foregoing descriptions of the Arrangement Agreement and the Transaction do not purport to be complete and are qualified in their entirety by the full text of the Arrangement Agreement, which was included as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 14, 2021 and as amended on April 1, 2021 and April 29, 2021 by amendments filed on Current Reports on Form 8-K dated April 2, 2021 and April 30, 2021, respectively.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing

In connection with the Closing, Atlantic Power has notified the New York Stock Exchange (the “NYSE”) that, at the Closing, each Common Share issued and outstanding immediately prior to such time would be acquired by the Purchasers. On May 14, 2021, in connection with the Closing, Atlantic Power requested the NYSE to promptly file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist the Common Shares. Upon effectiveness of such Form 25, the Company intends to file with the SEC a certification on Form 15 under Exchange Act, requesting that the Common Shares be deregistered and that Atlantic Power’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

On May 14, 2021, in connection with the Closing, each Common Share that was issued and outstanding immediately prior to the effective time of the Closing was converted into the right to receive US$3.03 per Common Share in cash (less applicable withholdings) at the effective time of the Closing. The information contained in the Introductory Note and Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Change of Control of Registrant.

On May 14, 2021, in connection with the Closing, Tidal Power Holdings Limited acquired all outstanding Common Shares from their previous shareholders. As a result, a change of control of the Company occurred. The Purchasers funded the purchase with the proceeds of initial borrowings under their credit facilities and the proceeds of certain equity investments. The information contained in the Introductory Note and Items 2.01 and 3.03 of this Current Report on Form 8-K are incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2021, in connection with the Closing, Richard Foster Duncan, Kevin T. Howell, Danielle S. Mottor, and Gilbert S. Palter resigned as directors of Atlantic Power.

Item 8.01.	Other Events.

Incorporated by reference is Exhibit 99.3 attached hereto, a press release issued by the Company on May 14, 2021 announcing the Closing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1	Arrangement Agreement dated as of January 14, 2021, among the Company, APPEL and the Purchasers* (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K dated January 15, 2021).
99.1	Amendment to Arrangement Agreement and Plan of Arrangement dated April 1, 2021* (incorporated by reference to Exhibit 99.1 of our Current Report on Form 8-K dated as of April 2, 2021).
99.2	Second Amendment to Arrangement Agreement dated as of April 29, 2021* (incorporated by reference to Exhibit 99.1 of our Current Report on Form 8-K dated as of April 30, 2021).
99.3	Press Release of Atlantic Power Corporation dated as of May 14, 2021.

*	Schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally to the SEC upon request a copy of any omitted exhibit or schedule.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute forward-looking information or forward-looking statements within the meaning of applicable securities laws (collectively, "forward-looking statements"), which reflect the expectations of management regarding the future growth, results of operations, performance and business prospects and opportunities of the Company and its projects. These statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, can generally be identified by the use of the words "plans", "expects", "does not expect", "is expected", "budget", "estimates", "forecasts", "targets", "intends", "anticipates" or "does not anticipate", "believes", "outlook", "objective", or "continue", or equivalents or variations, including negative variations, of such words and phrases, or state that certain actions, events or results, "may", "could", "would", "should", "might" or "will" be taken, occur or be achieved. Examples of such statements in this Current Report on Form 8-K include, but are not limited to, statements with respect to the payment of consideration to securityholders of Atlantic Power and its subsidiaries in connection with the Transaction, the delisting of the Common Shares from the NYSE, the Company’s intention to deregister under the Exchange Act and the redemption of the Convertible Debentures.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved. Please refer to the factors discussed under "Risk Factors" and "Forward-Looking Information" in the Company's periodic reports as filed with the SEC from time to time for a detailed discussion of the risks and uncertainties affecting the Company. Although the forward-looking statements contained in this Current Report on Form 8-K are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this Current Report on Form 8-K and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: May 14, 2021	By:	/s/ Terrence Ronan
		Name:	Terrence Ronan
		Title:	Chief Financial Officer